AMENDMENT TO THE
ADVISORS SERIES TRUST
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 30th day of August, 2006, to the Transfer Agent Servicing Agreement, dated as of June 8, 2006, as amended June 15, 2006 (the "Agreement"), is entered by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following:

Exhibit O to the Agreement is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUSTU.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy
Name: Douglas G. Hess	Name: Michael R. McVoy
Title: Treasurer	Title: Vice President

Exhibit O
to the
Separate Series of the Advisors Series Trust Transfer Agent Servicing Agreement

Phocas Financial Corporation
Name of Series	Date Added
Phocas Real Estate Fund	on or about 9/29/06
Phocas Small Cap Value Fund	on or about 9/29/06

For the services rendered by U.S. Bancorp Fund Services, LLC under this Agreement, the Fund(s) listed herein shall pay USBFS compensation as set forth in the Fee Schedule below:

TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE effective 9/29/06

Annual Service Charges to the Fund*
• Base Fee Per Cusip
• NSCC Level 3 Accounts
• No-Load Fund Accounts
• Load Fund Accounts
• Daily Accrual Fund Accounts
• Closed Accounts

Activity Charges
• Manual Shareholder Transaction
• Omnibus Account Transaction
• Correspondence
• Telephone Calls
• Voice Response Calls
• Qualified Plan Accounts

Implementation Charges
• First Cusip
• Subsequent Cusips

$_____ /year
$_____ /open account
$_____/open account
$_____/open account
$_____/open account
$_____/closed account

$_____/transaction
$_____/transaction
$_____/item
$_____/minute
$_____/call
$_____/account (Cap at $_____/SSN)

$_____/fund group setup, first Cusip
$_____/each additional Cusip

Plus Out-Of-Pocket Expenses – Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, programming, service/data conversion, special reports, insurance, record retention, literature fulfillment kits, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services  - FAN Web shareholder e-commerce, Vision intermediary e-commerce, FAN Mail electronic data delivery, B.O.S.S. sales reporting data warehouse, investor e-mail services, literature fulfillment, lead conversion reporting, 12b-1 aging, Short-Term Trader reporting

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Exhibit O (continued)
to the
Separate Series of the Advisors Series Trust Transfer Agent Servicing Agreement

Phocas Financial Corporation

Multiple Series Trust CHIEF COMPLIANCE OFFICER SERVICES FEE SCHEDULE effective 9/29/06

Chief Compliance Officer Support Services

U.S, Bancorp provides the Chief Compliance Officer (CCO) of each fund serviced within the Multiple Series Trust.  Indicated below are samples of functions performed by USBFS in this CCO role:

●    Business Line Functions Supported
●    Fund Administration and Compliance
●    Transfer Agent and Shareholder Services
●    Fund Accounting
●    Custody Services
●    Securities Lending Services
●    Distribution Services
●    MST Chief Compliance Officer
●    MST Fund Board Liaison For All Compliance Matters
●    Daily Resource to Fund CCO, Fund Board, Advisor
●    Provide USBFS/USB Critical Procedures & Compliance Controls
●    Daily and Periodic Reporting
●    Periodic CCO Conference Calls
●    Dissemination of Industry/Regulatory Information
●    Client & Business Line CCO Education & Training
●    Due Diligence Review of USBFS Service Facilities
●    Quarterly USBFS Certification
●    Board Meeting Presentation and Board Support
●    Testing, Documentation, Reporting

Chief Compliance Officer (CCO)*
●     $_____ per year per domestic fund
●     $_____ per year per international fund

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.